Exhibit 10.7

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: September 26, 2017                                                                                                                                            $_______

13.25% SECURED CONVERTIBLE NOTE

THIS 13.25% SECURED CONVERTIBLE NOTE is issued at a 2.5% original issue discount by MEDITE CANCER DIAGNOSTICS, INC., a Delaware corporation (the “Company”) (this note, the “Note”).

FOR VALUE RECEIVED, the Company promises to pay to _____________or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of ______ Dollars ($______) (“Original Principal Amount”) on August , 2020 (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof. As a result of the 2.5% original issue discount, on the date hereof, the Holder shall deliver to the Company, or its assigns, cash in the amount of _________________ Dollars ($_______). This Note is subject to the following additional provisions:

Section 1.                       Definitions. For the purposes hereof, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“Accrued PIK Interest” shall have the meaning set forth in Section 2(c).

“Alternate Consideration” shall have the meaning set forth in Section 5(e).

“Amortization Payment” shall have the meaning set forth in Section 2(b).

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, or (f) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

 “Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(d).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” shall have the meaning set forth in Section 4(c)(iv).

“Cash Interest” shall have the meaning set forth in Section 2(a).

“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company (other than by means of conversion, exercise or exchange of the Notes or the Securities issued together with the Notes), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the shareholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, or (c) the Company sells or transfers all or substantially all of its assets to another Person and the shareholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Collateral Agent” means GPB Debt Holdings II, LLC, a Delaware limited liability company.

“Conversion Failure” shall have the meaning set forth in Section 4(c)(iv).

“Conversion” shall have the meaning ascribed to such term in Section 4(a).

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Schedule” means the Conversion Schedule in the form of Schedule 1 attached hereto.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon any Conversion of this Note in accordance with the terms hereof.

“Default Interest Rate” shall have the meaning set forth in Section 2(a).

“Event of Default” shall have the meaning set forth in Section 8(a).

“Fundamental Transaction” shall have the meaning set forth in Section 5(e).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Guaranty Agreements” means the guaranty agreements duly executed by each of (a) MEDITE Enterprise, Inc., (b) MEDITE GmbH, (c) MEDITE GmbH, (d) MEDITE Lab Solutions Inc., (e) MEDITE sp.zo.o, and (f) CytoGlobe, GmbH, referred to in Section 6.

“Mandatory Default Amount” means the sum of (a) one hundred twenty percent (120%) of the outstanding Principal amount of this Note, plus three percent (3%) plus any accrued and unpaid interest hereon, and (b) all other amounts, costs, expenses and liquidated damages due in respect of this Note.

“New York Courts” shall have the meaning set forth in Section 9(e).

“Note Register” shall mean the note register maintained by the Company.

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Original Issue Date” means the date of the first issuance of the Notes, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Notes.

“Payment Date” shall have the meaning set forth in Section 2(b).

“Permitted Indebtedness” means capital lease obligations and purchase money indebtedness incurred in connection with the acquisition of assets and other indebtedness listed on Schedule P-1 attached hereto, such other indebtedness to be subordinate to the indebtedness of Holder.

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP, (b) Liens imposed by Law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien, (c) Liens incurred in connection with Permitted Indebtedness, (d) Liens described on Schedule P-1 attached hereto, (e) Liens or security interests in favor of Senior Creditor or liens or security interests in favor of Holder subordinated to Senior Creditor in accordance with the Subordination Agreement, (f) zoning restrictions and easements, licenses, covenants and other restrictions affecting the use of real property and not interfering in any material respect with ordinary conduct of business, (g) Liens consisting of deposits or pledges made in the ordinary course of business in connection with workers’ compensation, unemployment, social security and similar laws, or to secure the performance of statutory obligations, bids, leases, government contracts, trade contracts, and other similar obligations (exclusive of obligations for the payment of borrowed money), (h) licenses (with respect to intellectual property and other property), reagent rentals and their related financing documentation, leases, subleases and usage arrangements granted to third parties in the ordinary course of business, (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods, (j) standard Liens of collecting banks under the UCC on items in the course of collection, statutory Liens and rights of set-off of banks, (k) Liens arising from filing UCC financing statements relating solely to leases not prohibited by the Transaction Documents or the Senior Documents, and (l) Liens resulting from any judgment that is not itself an Event of Default.

“PIK Interest” shall have the meaning set forth in Section 2(a).

“Principal Amount” means the Original Principal Amount plus all Accrued PIK Interest.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of August , 2017 among the Company and the original Holder, as amended, modified or supplemented from time to time in accordance with its terms.

“Purchase Rights” shall have the meaning set forth in Section 5(c).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Security Agreement, dated August , 2017, by and between the Company and the Collateral Agent.

“Senior Creditor” shall have the meaning set forth in the Subordination Agreement.

“Senior Debt” shall mean all obligations, liabilities and indebtedness of every nature of the Company or any guarantor from time to time owed to GPB Debt Holdings II, LLC or its successors and assigns under the Senior Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a proceeding under the Bankruptcy Code together with (a) any amendments, modifications, renewals or extensions thereof to the extent in accordance with the terms of this Agreement and (b) any interest accruing thereon after the commencement of a proceeding, without regard to whether or not such interest is an allowed claim.

“Senior Documents” shall have the meaning set forth in the Subordination Agreement.

“Share Delivery Date” shall have the meaning set forth in Section 4(c)(ii).

“Subordination Agreement” shall mean the Subordination and Intercreditor Agreement, dated [_____________], 2017, by and among (i) GPB Debt Holdings II, LLC, (ii) the subordinated creditors listed therein and (iii) the Company.

“Successor Entity” shall have the meaning set forth in Section 5(e).

“Transaction Documents” shall have the meaning set forth in the Purchase Agreement.

Section 2.                      Interest; Amortization Payments.

(a)           Interest. Interest shall accrue to the Holder on the aggregate unconverted and then outstanding principal amount of this Note, which principal amount shall include all Accrued PIK Interest as described in clause (c) below, at the rate of (i) thirteen and one quarter percent (13.25%) per annum paid in cash (the “Cash Interest”) plus (ii) one percent (1%) per annum paid in kind (the “PIK Interest”), calculated on the basis of a 360-day year and shall accrue and compound monthly commencing on the Original Issue Date until payment in full of the outstanding principal (or conversion to the extent applicable), together with all accrued and unpaid interest, including Accrued PIK Interest, and other amounts which may become due hereunder, has been made. Following an Event of Default, until such Event of Default has been cured or waived, Cash Interest shall accrue at the lesser of (i) the rate of eighteen and one quarter percent (18.25%) per annum, and (ii) the maximum amount permitted by law (the lesser of clause (i) and (ii), the “Default Interest Rate”) and PIK Interest shall continue to accrue. In the event that such Event of Default is subsequently cured or waived, the adjustment referred to in the preceding sentence shall cease to be effective as of the calendar day immediately following the date of such cure; provided that the interest as calculated and unpaid at the Default Interest Rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure of such Event of Default or waiver.

(b)           Payments. The Company shall make monthly interest payments of Cash Interest and PIK Interest in arrears on the first Business Day of each calendar month following the Original Issue Date (each an “Interest Payment”) and, beginning on the 24th-month anniversary of the Original Issue Date, the Company shall make quarterly principal payments on the Original Principal Amount outstanding (each such payment, an “Amortization Payment” and each date on which the Company makes an Interest Payment or an Amortization Payment, including the Maturity Date, a “Payment Date”). If any Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day. Each Interest Payment shall be equal to all accrued but unpaid interest (the “Accrued Interest”). Each Amortization Payment shall be equal to 10% of the Original Principal Amount of the Note, with the remaining unpaid balance of the Principal Amount due on the Maturity Date.

(c)           Payment. All Cash Interest payments and Amortization Payments shall be made in cash on any Payment Date. All PIK Interest accrued from the previous Payment Date to such Payment Date (the “Accrued PIK Interest”) shall be paid by increasing the Principal Amount outstanding at the time of such payment by the amount of the Accrued PIK Interest. Following an increase in the principal amount outstanding as a result of Accrued PIK Interest the Note will bear interest on such increased principal amount. Any reference to outstanding principal amount of this Note (other than a reference to Original Principal Amount) shall include all Accrued PIK Interest.

(d)           Success Fee. Subject to this Section 2(d), the Note may be prepaid without penalty, in whole or in part, at any time prior to the Maturity Date. In order to prepay the Notes (or any portion thereof), the Company shall provide 20 days prior written notice to the Holder, during which time the Holder may convert the Notes in whole or in part at the Conversion Price.

Upon any repayments or prepayment of the Principal Amount, in whole or in part, for any reason and at any time (whether by voluntary prepayment by the Company, by payment of the Amortization Payments in accordance with Section 2(b), by reason of the occurrence of an Event of Default, upon maturity, or otherwise), the Company shall pay the Holder an additional fee equal to 3% of the Principal Amount (or such portion thereof being prepaid).

Section 3.                      Registration of Transfers and Exchanges.

(a)           Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations (of no less than $1,000 in principal amount), as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

(b)           Investor Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

(c)           Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4.                      Conversion.

(a)           Voluntary Conversion. After the Original Issue Date until this Note is no longer outstanding, and provided that that the provisions of Rule 144 under the Securities Act so permit, this Note shall be convertible, in whole or in part, at any time, and from time to time, into shares of Common Stock at the option of the Holder (a “Conversion”). The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the amount of this Note to be converted and the date on which such Conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the Principal Amount1, plus accrued and unpaid Cash Interest, has been so converted. Conversions hereunder shall have the effect of lowering the Principal Amount of this Note in an amount equal to the applicable Conversion. The Holder and the Company shall maintain records showing the portion of the Principal Amount converted in each Conversion, each Conversion Date, and the Conversion Price in effect at the time of each Conversion. The Holder shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of any transfer agent of the Company (the “Transfer Agent”) and the Depository Trust Company (“DTC”)), that may be payable with respect to the issuance and delivery of Common Stock upon any Conversion. The Holder, and any permitted assignee by acceptance of this Note, acknowledges and agrees that, by reason of the provisions of this paragraph, following a Conversion, the unpaid and unconverted Principal Amount of this Note may be less than the amount stated on the face hereof.

(b)           Conversion Price. The “Conversion Price” in effect on any Conversion Date means, as of any Conversion Date or other date of determination, $0.70 subject to adjustment as defined in Section 5.

(c)           Mechanics of Conversion or Prepayment.

(i)           Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares shall be determined by the quotient obtained by dividing (x) the outstanding Principal Amount of this Note to be converted by (y) the Conversion Price in effect at the time of such Conversion.

(ii)           Delivery of Certificate Upon Conversion. Not later than three (3) Business Days after each Conversion Date (the “Share Delivery Date”), the Company shall (1) provided the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled pursuant to such conversion to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, upon the request of the Holder, issue and deliver (via reputable overnight courier) to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled pursuant to such Conversion under this Section 4(c), which, on or after the date on which such Conversion Shares are eligible to be sold under Rule 144 without the need for current public information and the Company has received an opinion of counsel to such effect reasonably acceptable to the Company (which opinion the Company will be responsible for obtaining at its own cost), shall be free of restrictive legends and trading restrictions.

(iii)           Failure to Deliver Certificates. If, in the case of any Notice of Conversion, Holder’s or its designees’ account with DTC is not credited or such certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date (as the case may be), the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Company the Common Stock certificates issued to such Holder pursuant to the rescinded Conversion Notice.

(iv)           Partial Liquidated Damages. If the Company fails for any reason to credit Holder’s or its designees’ account with DTC or issue and deliver to the Holder such certificate or certificates pursuant to Section 4(c)(ii) by the Share Delivery Date (a “Conversion Failure”), and if on or after such Share Delivery Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then, in addition to all other remedies available to the Holder, the Company shall, within three (3) Business Days after receipt of the Holder’s request and in the Holder’s sole discretion, either, at the Holder’s option (1) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate or credit the balance account of the Holder or the Holder’s designee, as applicable, with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion of the applicable Conversion Amount shall terminate, or (2) promptly (but in no event later than two (2) Business Days following the request by the Holder) honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of shares of Common Stock to which the Holder anticipated receiving from the Company and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Common Stock multiplied by (y) the lowest closing sale price or closing bid price (as the case may be) of the Common Stock on any Business Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payout under this clause II (the “Buy-In Payment Amount”). Nothing herein or elsewhere shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to timely electronically deliver such shares of Common Stock) upon the conversion of this Note as required pursuant to the terms hereof. The Company shall also pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $10 per Business Day (increasing to $20 per Business Day on the tenth Business Day after such Conversion Date) for each Business Day after such Share Delivery Date until such certificates are delivered or Holder rescinds such conversion. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 7 hereof for the Company’s failure to deliver

Conversion Shares by the Share Delivery Date or, if applicable, cash, within the period specified herein, and the Holder shall have the right to pursue all remedies available to it hereunder, at Law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable Law.

(v)           Reserved.

(vi)           Reservation of Shares Issuable Upon Conversion. The Company covenants that it will reserve and keep available out of its authorized and unissued shares of Common Stock for the purpose of issuances upon conversion of this Note and the issued with this Note, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Notes), not less than the amount of shares of Common Stock as shall from time to time be sufficient to effect the conversion of the outstanding principal amount of this Note; and if at any time the number of authorized but unissued shares of Common Stock shall be insufficient to effect such conversion, the Company shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose. The Company covenants that all shares of Common Stock that shall be issuable upon conversion of this Note shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

(vii)           Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

(viii)           Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to DTC (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

(d)                      Holder’s Conversion Limitations. The Company shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any Persons acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes or the Warrants) beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(d) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in a written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two (2) Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder. The Holder, upon not less than 61 days’ prior notice to the Company, may increase the Beneficial Ownership Limitation provisions of this Section 4(d) solely with respect to the Holder’s Note, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the provisions of this Section 4(d) shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The Holder may also decrease the Beneficial Ownership Limitation provisions of this Section 4(d) solely with respect to the Holder’s Note at any time, which decrease shall be effectively immediately upon delivery of notice to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

Section 5.                      Certain Adjustments.

(a)           Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, the Notes or pursuant to any of the other Transaction Documents), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)           Reserved.

(c)           Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 5(a) above, if at any time the Company grants, issues or sells any Common Stock, Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent)).

(d)           Pro Rata Distributions. During such time as this Note is outstanding, if the Company shall declare or make any dividend or other distribution of its assets or rights or warrants to acquire its assets, or subscribe for or purchase any security other than Common Stock, to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Note, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation with respect to the Company or any other publicly-traded corporation subject to Section 13(d) of the Exchange Act, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent)).) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation with respect to the Company or any other publicly-traded corporation subject to Section 13(d) of the Exchange Act).).

(e)           Fundamental Transaction. If, at any time while this Note is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”, then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such Conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation on the Conversion of this Note), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitation on the conversion of this Note). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction that is (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (3) a Fundamental Transaction involving a person or entity not traded on a trading market, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable concurrently with the consummation of the Fundamental Transaction, purchase this Note from the Holder by paying to the Holder the product of (a) the number of Conversion Shares issuable upon full conversion of this Note (without regard to any limitation on conversion of this Note) and (b) the positive difference between the cash per share paid in such Fundamental Transaction minus the then in effect Conversion Price. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Note, deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Note (without regard to any limitations on the conversion of this Note) prior to such Fundamental Transaction , and with a conversion price which applies the Conversion Price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction , the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction , the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Notwithstanding anything in this Section 5(e), an Exempt Issuance shall not be deemed a Fundamental Transaction.

(f)           Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

(g)           Notice to the Holder.

(i)           Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii)           Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at least thirty (30) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries (as determined in good faith by the Company), the Company or its successor shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert this Note during the 10-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 6.                      Guaranty, Subordination and Security. Each of MEDITECH Enterprises Inc., MEDITE GmbH, MEDITE GmbH, MEDITE Lab Solutions, Inc., MEDITE sp.zo.o, and CytoGlobe, GmbH shall unconditionally and irrevocably guaranty to pay and perform all of the obligations of the Company under this Note pursuant to the Guaranty Agreements. Payment of this Note shall be subordinated to all Senior Debt in accordance with the Subordination Agreement and secured in accordance with the Security Agreement.

Section 7.                      Negative Covenants. As long as any portion of this Note remains outstanding, unless the holders of a majority in principal amount of the then outstanding Notes shall have otherwise given prior written consent, the Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

(a)           other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any Indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(b)           other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(c)           amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder, provided that any amendment to the increase in Shares for any employee stock option plan shall not be considered materially and adversely affecting any rights of the Holder;

(d)           repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents other than as to the Conversion Shares or Warrant Shares as permitted or required under the Transaction Documents;

(e)           repay, repurchase or offer to repay, repurchase or otherwise acquire (other than Permitted Indebtedness) any Indebtedness, other than the Notes if on a pro-rata basis, and other than regularly scheduled principal and interest payments, provided that such payments shall not be permitted if, at such time, or after giving effect to such payment, any Event of Default exist or occur provided, however, this covenant shall not apply with respect to the exercise of any Holder’s conversion under Section 4;

(f)           pay cash dividends or distributions on any equity securities of the Company;

(g)           enter into any transaction with any Affiliate of the Company and its Subsidiaries, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); or

(h)           enter into any agreement with respect to any of the foregoing.

Section 8.                      Events of Default. The Company must notify the Holder within two (2) Business Days after it has become aware of an Event of Default.

(a)            “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of Law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)           any default in the payment of (A) the Principal Amount of any Note or (B) interest (Cash Interest and/or PIK Interest), late fees, liquidated damages and other amounts owing to a Holder on any Note, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within three (3) Business Days;

(ii)           the Company shall fail to observe or perform any other covenant or agreement contained in the Transaction Documents (other than as specifically set forth in another clause of this Section 8(a)) which failure is not cured, if possible to cure, within the earlier to occur of (A) seven (7) Business Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) ten (10) Business Days after the Company has become aware of such failure;

 (iii)                      any representation or warranty made in this Note, any other Transaction Document, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder pursuant hereto or thereto shall be untrue or incorrect in any material respect as of the date when made or deemed made;

(iv)           the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event;

(v)           the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $25,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable and such default is not cured within ten (10) Business Days;

(vi)           the Company shall have consummated a Change of Control Transaction or Fundamental Transaction without the Holder’s consent without paying in full all amounts owed under the Note at or prior to such consummation;

(vii)           a final judgment for the payment of money aggregating in excess of $50,000 is rendered against the Company and/or any of its Subsidiaries and which judgment is not, within 45 days after the entry thereof, bonded, discharged or stayed pending appeal, or is not discharged within 60 days after the expiration of such stay; provided, however, any judgment that is covered by insurance or an indemnity from a credit-worthy party will not be included in calculating the amount of the judgment so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within 30 days of the issuance of such judgment ;

(viii) the Company shall fail to satisfy the current public information requirement under Rule 144(c) of the Securities Act, and any such failure remains uncured for at least five (5) Business Days;

(ix) the Company shall fail to remove any restrictive legend on any certificate or any shares of Common Stock issued to the Holder upon conversion or exercise (as the case may be) of any Securities acquired by the Holder under the Purchase Agreement (including this Note) as and when required by such Securities, unless otherwise then prohibited by applicable federal or state securities laws, and any such failure remains uncured for at least five (5) Business Days; or

(x) the Company’s (A) failure to cure a Conversion Failure or a Delivery Failure (as defined in the Warrants) by delivery of the required number of shares of Common Stock within five Business Days after the applicable Conversion Date or exercise date (as the case may be) or (B) notice to any holder of Notes or Warrants, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Notes in accordance with the terms hereof or honor requests for exercise of any Warrants in accordance with the terms thereof.

(b)           Remedies Upon Event of Default. If any Event of Default occurs, the Mandatory Default Amount shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount. Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable Law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 7(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

(c)           Interest Rate Upon Event of Default. Commencing on the occurrence of any Event of Default and until such Event of Default is cured or waived, this Note shall accrue interest at an interest rate equal to the Default Interest Rate.

Section 9.                       Miscellaneous.

(a)           No Rights as Stockholder Until Conversion. This Note does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the conversion hereof other than as explicitly set forth in Section 4.

(b)           Notices. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted next business day delivery, as follows:

If to the Company:                                                                  Medite Cancer Diagnostics, Inc.
4203 SW 34th Street
Orlando, FL 32811
Telephone No.: (407) 996-9630
Facsimile No.: [ ]
Attention: David Patterson
E-mail: pattersond@medite-group.com

with a copy to:                                                                        Taft Stettinius & Hollister LLP
One Indiana Square, Suite 3500
Indianapolis, IN 46204
Telephone No.: (317) 713-3480
Attention: Brad Schwer
E-mail: bschwer@taftlaw.com

If to Holder:                                                                       Address on signature page

with a copy to:
Gracin & Marlow, LLP
The Chrysler Building
405 Lexington Avenue, 26th Floor
New York, New York 10174
Telephone No.: (212) 907-6457
Facsimile No.: (212) 208-4657
Attention: Leslie Marlow, Esq.
E-mail: lmarlow@gracinmarlow.com

or to such other address as any of them, by notice to the other may designate from time to time. Time shall be counted to, or from, as the case may be, the date of delivery.

(c)           Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of liquidated damages and accrued interest and late fees, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company. This Note ranks pari passu with all other Notes now or hereafter issued under the Purchase Agreement.

(d)           Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company. The applicant for a new Note under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of the new Note.

(e)           Exclusive Jurisdiction; Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall only be commenced in the state and federal courts sitting in New York, New York (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable Law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby.

(f)           Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing.

(g)           Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, as long as the essential terms and conditions of this Note for each party remain valid, binding, and enforceable. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable Law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable Law.

(h)           Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at Law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at Law for any such breach would be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

(i)           Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

 (j)           Authorized Shares. The Company covenants that from and after the date hereof it shall have reserved, and will continue to reserve, from its authorized and unissued Common Stock, free of preemptive rights, a sufficient number of shares equal to one (1) times the number of shares of Common Stock issuable upon conversion of this Note issuable under the Purchase Agreement to all Purchasers thereunder (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation, and no later than, the date which is six (6) months from the Original Issue Date, it shall have reserved, and will continue to reserve, from its authorized and unissued Common Stock, free of preemptive rights, a sufficient number of shares equal to two (2) times the number of shares of Common Stock issuable upon conversion of this Note issuable under the Purchase Agreement to all Purchasers thereunder (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation). The Company further covenants that its issuance of this Note shall constitute full authority to its officers who are charged with the duty of executing the Company’s securities to execute and issue the necessary certificates for the shares of Common Stock issuable upon conversion of this Note upon the exercise of the purchase rights under this Note. The Company will take all such commercially reasonable action as may be necessary to assure that such shares of Common Stock issuable upon conversion of this Note may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any Trading Market upon which the Common Stock may be listed. The Company covenants that all shares of Common Stock issuable upon conversion of this Note which may be issued upon the exercise of the purchase rights represented by this Note will, upon exercise of the purchase rights represented by this Note and payment for such shares of Common Stock issuable upon conversion of this Note in accordance herewith, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Note against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any shares of Common Stock issuable upon conversion of this Note above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock issuable upon conversion of this Note upon the conversion of this Note and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Note.

Before taking any action which would result in an adjustment in the number of shares of Common Stock issuable upon conversion of this Note or in the Conversion Price, the Company shall use commercially reasonable efforts to obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(Signature Pages Follow)

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

MEDITE CANCER DIAGNOSTICS, INC.
By: __________________________________________ Name: David Patterson Title: Chief Executive Officer

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the 13.25% Secured Convertible Note due August , 2020 issued by Medite Cancer Diagnostics, Inc., a Delaware corporation (the “Company”), into shares of common stock (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Note, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:
Date to Effect Conversion:

Principal Amount of Note to be Converted:

Payment of Cash Interest in Common Stock __ yes __ no
If yes, $_____ of Cash Interest Accrued on Account of Conversion at issue.

Number of shares of Common Stock to be issued:

Signature:

Name:

Schedule 1
CONVERSION SCHEDULE

The 13.25% Secured Convertible Note due on August , 2020 in the original principal amount of $_____________ (the “Note”) is issued by Medite Cancer Diagnostics, Inc., a Delaware corporation. This Conversion Schedule reflects Conversions made under Section 4 of the aforementioned Note.

Date of Conversion (or for first entry, Original Issue Date)	Amount of Converted Principal Amount	Aggregate Principal Amount Remaining Subsequent to Conversion (or Original Principal Amount)	Applicable Conversion Price	Company Attest